Exhibit 99.1
Keros Therapeutics Set to Join Russell 2000® Index

Lexington, Massachusetts – June 26, 2020 – Keros Therapeutics, Inc. (“Keros” or the “Company”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments for patients suffering from hematological and musculoskeletal disorders with high unmet medical need, today announced that the Company is set to join the Russell 2000® Index, effective after the close of the U.S. markets on June 26, 2020.

The Russell 2000® Index measures the performance of the small-cap segment of the U.S. equity universe. The index is a subset of the Russell 3000® Index and includes approximately 2,000 securities based on a combination of their market cap and current index membership.

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Approximately $9 trillion in assets are benchmarked against Russell’s U.S. indexes. Russell indexes are part of FTSE Russell, a leading global index provider.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments for patients suffering from hematologic and musculoskeletal disorders with high unmet medical need. Keros is a leader in understanding the role of the Transforming Growth Factor-Beta family of proteins, which are master regulators of red blood cell and platelet production as well as of the growth, repair and maintenance of muscle and bone. Keros’ lead protein therapeutic product candidate, KER-050, is being developed for the treatment of low blood cell counts, or cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndromes and in patients with myelofibrosis. Keros’ lead small molecule product candidate, KER-047, is being developed for the treatment of anemia resulting from elevated levels of hepcidin, the key regulator of iron absorption and recycling, as well as for the treatment of fibrodysplasia ossificans progressiva. Keros’ third product candidate, KER-012, is being developed for the treatment of disorders associated with bone loss, such as osteoporosis and osteogenesis imperfecta, and for the treatment of pulmonary arterial hypertension.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: the Company’s anticipated inclusion in the Russell 2000® Index and the timing of such inclusion. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize, including those risk factors discussed or referred to in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 22, 2020, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Julia Balanova
jbalanova@soleburytrout.com
646-378-2936